EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Franklin Resources, Inc. of our report dated November 12, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Franklin Resources, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2019.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
July 28, 2020